                                                                     EXHIBIT 11

Robert Half International Inc. and Subsidiaries
Computation of Earnings Per Share
(In thousands, except per share amounts)

                                                    THREE MONTHS ENDED         SIX MONTHS ENDED
                                                          JUNE 30,                 JUNE 30,
                                                   ---------------------     ---------------------
                                                     2000         1999         2000         1999
                                                   --------     --------     --------     --------
                                                        (UNAUDITED)               (UNAUDITED)

Net Income                                         $ 46,843     $ 33,939     $ 90,223     $ 69,249
                                                   ========     ========     ========     ========
Basic:
     Weighted average shares                        178,447      181,422      177,790      181,974
                                                   ========     ========     ========     ========
Diluted:
     Weighted average shares                        178,447      181,422      177,790      181,974
     Common stock equivalents-Stock options           8,795        3,871        7,489        4,443
                                                   --------     --------     --------     --------
     Diluted shares outstanding                     187,242      185,293      185,279      186,417
                                                   ========     ========     ========     ========
Net Income Per Share:
     Basic                                         $   0.26     $   0.19     $   0.51     $   0.38
     Diluted                                       $   0.25     $   0.18     $   0.49     $   0.37


    All shares and per share amounts have been restated to retroactively reflect the two-for-one stock split effected in the form of a stock dividend in June 2000.